Exhibit 32
Certification of Periodic Report
Pursuant to 18 U.S.C. Section 1350
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to, and for purposes only of, 18 U.S.C. § 1350, the undersigned hereby certify that (i) the Annual Report of Shore Bancshares, Inc. on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Shore Bancshares, Inc.

Date:	March 10, 2025	/s/ James M. Burke
James M. Burke
President and Chief Executive Officer
(Principal Executive Officer)

Date:	March 10, 2025	/s/ Todd L. Capitani
Todd L. Capitani
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)